Exhibit 99.1

Avid Announces Second Quarter 2016 Results

Met or Exceeded Guidance for All Metrics

Updates Full-Year Guidance; Maintains Guidance for Bookings and for
Positive Adjusted Free Cash Flow

Avid Everywhere Momentum Continues to Build with MediaCentral Platform Licenses up
47% and Cloud-Enabled Subscriptions up 3.9x Year-over-Year

BURLINGTON, MA, August 3, 2016 Avid® (Nasdaq:AVID) announced its second quarter 2016 financial results today, provided third quarter 2016 financial guidance and updated its guidance for full year 2016.

Second Quarter 2016 Financial Highlights

•	GAAP Revenue was $134.1 million, up 22.1% year-over-year; non-GAAP Revenue was $134.4 million, above the guidance range and up 22.4% year-over-year

•	GAAP Gross Margin of 65.5% increased 5.1 percentage points over Q2 2015; non-GAAP Gross Margin of 67.1% increased 6.4 percentage points over Q2 2015

•	GAAP Net Income was $13.0 million, up $17.0 million year-over-year; Adjusted EBITDA was $29.4 million, above the guidance range and up about 20x year-over-year

•
GAAP Net Cash used in Operating Activities was $33.8 million, a decrease of 9.6% year-over-year; Adjusted Free Cash Flow was $(30.2) million, in line with guidance and an improvement of 3.3% year-over-year

•	Bookings were $102.2 million, in line with guidance and up 10.5% quarter-over-quarter, and as expected down 13.1% year-over-year

Avid Everywhere Momentum Continues

•	More than 38,000 enterprise users on the MediaCentral platform at the end of Q2 2016, an increase of 47% year-over-year

•
More than 40,000 paying individual, cloud-enabled subscribers, a substantial majority of whom are new users, at the end of Q2 2016, an increase of 62% since the beginning of the year and 3.9x from Q2 2015

•	Bookings attributable to recurring revenue represented approximately 32% of total Q2 2016 bookings, up from 26% in Q2 2015

“We delivered bookings, adjusted free cash flow and non-GAAP operating expenses in line with guidance, and non-GAAP revenue and adjusted EBITDA above the guidance range,” said Louis Hernandez, Jr, Chairman, President, and CEO of Avid. “Performance was driven by recurring revenue growth as well as improved conversion of bookings and revenue backlog to revenue, partly driven by new software releases. We also benefitted from tight cost control and low material costs. We continue to build on the momentum of Avid Everywhere, our strategic vision for the industry, with the number of users of the Media Central platform now surpassing 38,000 as our global customer base embraces the efficiency and flexibility of our platform. We are also encouraged by the continued upward trajectory of our Alliance business, which benefits from cross-selling third-party applications into our expanded user base, and our Tier 3 business, focused on independent professionals, which generated double-digit growth in digital bookings and triple-digit growth in cloud-enabled subscriber bookings.

“We are raising our full-year guidance range for non-GAAP revenue and adjusted EBITDA. We are also improving our guidance range for non-GAAP operating expenses because we are increasing our annualized run-rate cost savings target to $76 million. We are on track to be cash flow positive for the full year as we continue to execute our efficiency program and growth initiatives. We are reaffirming guidance for bookings, although we expect to be at the lower end of the range, due to higher than expected volatility in the media enterprise market.

“Our financial results and operational performance this quarter underscore the progress we are making to transform our company into a service-platform business with strong positions in higher-growth categories and a greater proportion of recurring revenue. We have a clear path to complete this transformation by our target of mid-2017, which will enable us to accelerate growth, realize a more efficient cost structure, increase revenue visibility, and generate enhanced value for our shareholders over the long-term,” Mr. Hernandez concluded.

Financial Guidance

Q3 2016 Financial Guidance (in millions)

Bookings (Constant Currency)	$105-$125
Bookings	$100-$120
Non-GAAP Revenue	$120-$135
Non-GAAP Operating Expenses	$57-$62
Adjusted EBITDA	$21-$29
Adjusted Free Cash Flow	$(8)-$5

The Company also updated its full-year 2016 guidance, as originally provided on March 15, 2016. The Company is increasing its full-year guidance for non-GAAP Revenue and Adjusted EBITDA, as a result of higher conversion of bookings and revenue backlog to revenue, partly driven by new software releases, as well as tighter cost control. The Company is also improving its guidance range for non-GAAP Operating Expenses, as a result of increasing the target for its efficiency program to up to $76 million of annualized run-rate cost savings, most of which will be achieved in 2016. The Company is reaffirming its guidance for Adjusted Free Cash Flow and Bookings, but expects to be in the lower end of the range for Bookings due to higher than expected volatility in the media enterprise market.

Full-Year 2016 Financial Guidance (in millions)

Bookings (Constant Currency)	$530-$566
Bookings	$500-$536
Non-GAAP Revenue	$535-$565
Non-GAAP Operating Expenses	$247-$260
Adjusted EBITDA	$118-$135
Adjusted Free Cash Flow	$2-$12

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations and cash flows could differ materially from those shown in the tables above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward Looking Statements” below as well as the Avid Technology Q2 2016 Business Update presentation posted on Avid’s investor relations website.

Avid includes non-GAAP financial measures in this press release, including non-GAAP Revenue, Adjusted EBITDA, Adjusted Free Cash Flow, non-GAAP Operating Income (loss), non-GAAP Operating Expenses and non-GAAP Gross Margin. The Company also includes the operational metric of bookings, revenue backlog and recurring revenue bookings in this release. The earnings release also includes forward-looking non-GAAP financial measures, including non-GAAP Revenue, Adjusted EBITDA, non-GAAP Operating Expenses and Adjusted Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures were not included in the Earnings Release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of the operational metrics.

Conference Call

A conference call to discuss Avid's financial results for the second quarter of 2016 will be held on Wednesday, August 3, 2016 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 719-325-2463 and referencing confirmation code 4563906. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Forward-Looking Statements

Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for 2016, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, overall market growth rates in the range of 3.0-3.3%, realization of identified efficiency programs and market based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; bookings; backlog; revenue backlog conversion rate; product mix and free cash flow; our long-term and recent cost savings initiatives and the anticipated benefits therefrom; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our liquidity and ability to raise capital; the anticipated benefits of the Orad acquisition, including estimated synergies, including effects on future financial and operating results; and our liquidity. The projected future results of operations, and the other forward-looking statements in this release are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, including cost savings initiatives, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; the identified material weaknesses in our internal control over financial reporting; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

About Avid

Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption. Media organizations and creative professionals use Avid solutions to create the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, to the most popular television shows, news programs and televised sporting events, as well as a majority of today’s most celebrated music recordings and live concerts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Avid NEXIS™, Interplay®, ProSet and RealSet, Maestro, PlayMaker, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2016 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, Avid NEXIS, iNEWS, Interplay, ISIS, AirSpeed, MediaCentral, Media Composer, Pro Tools, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net revenues:
Products	75,592	$76,150	$160,101	$156,179
Services	58,477	33,617	117,515	73,174
Total net revenues	134,069	109,767	277,616	229,353

Cost of revenues:
Products	28,488	28,363	55,612	60,160
Services	15,831	14,943	30,241	30,638
Amortization of intangible assets	1,950	163	3,900	163
Total cost of revenues	46,269	43,469	89,753	90,961
Gross profit	87,800	66,298	187,863	138,392

Operating expenses:
Research and development	21,434	23,310	42,838	46,483
Marketing and selling	30,177	32,811	61,796	60,856
General and administrative	16,807	17,425	34,537	36,812
Amortization of intangible assets	782	408	1,568	782
Restructuring (recoveries) costs, net	(213)	539	2,564	539
Total operating expenses	68,987	74,493	143,303	145,472

Operating income (loss)	18,813	(8,195)	44,560	(7,080)

Interest and other expense, net	(5,159)	(1,439)	(9,342)	(2,162)
Income (loss) before income taxes	13,654	(9,634)	35,218	(9,242)
Provision for (benefit from) income taxes	703	(5,550)	1,338	(4,989)
Net income (loss)	$12,951	$(4,084)	$33,880	$(4,253)

Net income (loss) per common share – basic	$0.33	$(0.10)	$0.86	$(0.11)
Net income (loss) per common share – diluted	$0.33	$(0.10)	$0.85	$(0.11)

Weighted-average common shares outstanding – basic	39,678	39,635	39,622	39,512
Weighted-average common shares outstanding – diluted	39,734	39,635	39,691	39,512

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Non-GAAP revenue
GAAP revenue	$134,069	$109,767	$277,616	$229,353
Amortization of acquired deferred revenue	325	—	594	—
Non-GAAP revenue	134,394	109,767	278,210	229,353

Non-GAAP gross profit
GAAP gross profit	87,800	66,298	187,863	138,392
Amortization of acquired deferred revenue	325	—	594	—
Amortization of intangible assets	1,950	163	3,900	163
Stock-based compensation	152	215	332	469
Non-GAAP gross profit	90,227	66,676	192,689	139,024

Non-GAAP operating expenses
GAAP operating expenses	68,987	74,493	143,303	145,472
Less Amortization of intangible assets	(782)	(408)	(1,568)	(782)
Less Stock-based compensation	(2,137)	(2,667)	(4,056)	(4,874)
Less Restructuring recoveries (costs), net	213	(539)	(2,564)	(539)
Less Restatement (costs) recoveries	(68)	1,106	(148)	(701)
Less Acquisition, integration and other costs	(279)	(3,333)	(794)	(5,675)
Less Efficiency program costs	(1,286)	—	(2,001)	—
Non-GAAP operating expenses	64,648	68,652	132,172	132,901

Non-GAAP operating income (loss)
GAAP operating income (loss)	18,813	(8,195)	44,560	(7,080)
Amortization of acquired deferred revenue	325	—	594	—
Amortization of intangible assets	2,732	571	5,468	945
Stock-based compensation	2,289	2,882	4,388	5,343
Restructuring (recoveries) costs, net	(213)	539	2,564	539
Restatement costs (recoveries)	68	(1,106)	148	701
Acquisition, integration and other costs	279	3,333	794	5,675
Efficiency program costs	1,286	—	2,001	—
Non-GAAP operating income (loss)	25,579	(1,976)	60,517	6,123

Adjusted EBITDA
Non-GAAP Operating Income (from above)	25,579	(1,976)	60,517	6,123
Depreciation and amortization	3,811	3,411	7,422	7,088
Adjusted EBITDA	29,390	1,435	67,939	13,211

Adjusted free cash flow
GAAP net cash used in operating activities	(33,806)	(30,844)	(45,016)	(26,214)
Capital expenditures	(2,803)	(3,802)	(7,321)	(6,742)
Restructuring payments	3,952	308	7,485	736
Restatement payments	—	1,507	—	3,624
Acquisition, integration and other payments	848	1,590	1,621	1,590
Efficiency program payments	1,602	—	3,583	—
Adjusted free cash flow	$(30,207)	$(31,241)	$(39,648)	$(27,006)

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$50,365	$17,902
Accounts receivable, net of allowances of $7,807 and $9,226 at June 30, 2016 and December 31, 2015, respectively	44,769	58,807
Inventories	53,902	48,073
Prepaid expenses	9,220	6,548
Other current assets	7,179	6,119
Total current assets	165,435	137,449
Property and equipment, net	35,676	35,481
Intangible assets, net	27,762	33,219
Goodwill	32,643	32,643
Long-term deferred tax assets, net	2,025	2,011
Other long-term assets	10,169	7,123
Total assets	$273,710	$247,926

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$35,121	$45,511
Accrued compensation and benefits	22,814	28,124
Accrued expenses and other current liabilities	24,871	35,354
Income taxes payable	495	1,023
Short-term debt	5,000	5,000
Deferred revenues	165,623	189,887
Total current liabilities	253,924	304,899
Long-term debt	187,830	95,950
Long-term deferred tax liabilities, net	2,088	3,443
Long-term deferred revenues	101,529	158,495
Other long-term liabilities	17,343	14,711
Total liabilities	562,714	577,498

Stockholders’ deficit:
Common stock	423	423
Additional paid-in capital	1,054,641	1,055,838
Accumulated deficit	(1,285,489)	(1,319,318)
Treasury stock at cost	(52,858)	(58,336)
Accumulated other comprehensive loss	(5,721)	(8,179)
Total stockholders’ deficit	(289,004)	(329,572)
Total liabilities and stockholders’ deficit	$273,710	$247,926

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$33,880	$(4,253)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	12,890	8,014
Provision (recovery) for doubtful accounts	367	(205)
Stock-based compensation expense	4,388	5,344
Non-cash interest expense	5,394	207
Unrealized foreign currency transaction losses (gains)	1,578	(4,043)
Benefit for deferred taxes	(1,365)	(6,514)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	13,683	8,935
Inventories	(5,829)	8,940
Prepaid expenses and other current assets	(3,994)	784
Accounts payable	(10,373)	347
Accrued expenses, compensation and benefits and other liabilities	(13,910)	(17,362)
Income taxes payable	(510)	770
Deferred revenues	(81,215)	(27,178)
Net cash used in operating activities	(45,016)	(26,214)

Cash flows from investing activities:
Purchases of property and equipment	(7,321)	(6,742)
Payments for business and technology acquisitions, net of cash acquired	—	(65,967)
Increase in other long-term assets	(12)	(850)
Increase in restricted cash	(4,544)	(2,330)
Net cash used in investing activities	(11,877)	(75,889)

Cash flows from financing activities:
Proceeds from long-term debt	100,000	121,150
Repayment of debt	(1,250)	—
Cash paid for capped call transaction	—	(10,125)
Proceeds from the issuance of common stock under employee stock plans	285	2,804
Common stock repurchases for tax withholdings for net settlement of equity awards	(441)	(1,299)
Proceeds from revolving credit facilities	25,000	29,500
Payments on revolving credit facilities	(30,000)	(29,500)
Payments for credit facility issuance costs	(4,971)	(505)
Net cash provided by financing activities	88,623	112,025

Effect of exchange rate changes on cash and cash equivalents	733	(331)
Net increase in cash and cash equivalents	$32,463	$9,591
Cash and cash equivalents at beginning of period	$17,902	$25,056
Cash and cash equivalents at end of period	$50,365	$34,647

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in thousands)

	June 30,	March 31,	June 30,
Revenue Backlog*	2016	2016	2015

Pre-2011	$8,732	$16,529	$51,520
Post-2010	$258,420	$291,893	$341,279
Deferred Revenue	$267,152	$308,422	$392,799
Other Backlog	$197,591	$188,550	$147,453
Total Revenue Backlog	$464,743	$496,972	$540,252

Post 2010	$456,011	$480,443	$488,732

The expected timing of recognition of revenue backlog as of June 30, 2016 is as follows:

	2016	2017	2018	Thereafter	Total
Orders executed prior to January 1, 2011	$7,636	$952	$144	$—	$8,732
Orders executed or materially modified on or after January 1, 2011	$117,314	$82,290	$19,983	$38,833	$258,420
Other Backlog	$62,776	$65,534	$24,541	$44,740	$197,591
Total Revenue Backlog	$187,726	$148,776	$44,668	$83,573	$464,743

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

Note: current estimates could change based on a number of factors, including (i) the timing of delivery of products and services, (ii) customer cancellations or change order, (iii) changes in the estimated period of time Implied Maintenance Release PCS is provided to customers, including as a result of changes in business practices.

Media Contact
Sara Griggs
Avid
310.821.0801
sara.griggs@avid.com

Investor Contact
Robert Roose
Avid
978.640.3375
robert.roose@avid.com